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                                                                    Exhibit 23.2


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements listed below of PerkinElmer, Inc. of our report dated September 19, 1997 relating to the combined financial statements of NEN(R) Life Science Products, a division of E.I. du Pont de Nemours and Company, which appears in this Current Report on Form 8-K.

Registration Statements:
------------------------

Form S-3 (No. 333-71069)                Form S-3 (No. 33-59675)
Form S-8 (No. 33-35379)                 Form S-8 (No. 33-36082)
Form S-8 (No. 2-98168)                  Form S-8 (No. 33-49898)
Form S-8 (No. 33-57606)                 Form S-8 (No. 33-54785)
Form S-8 (No. 33-62805)                 Form S-8 (No. 333-8811)
Form S-8 (No. 333-32059)                Form S-8 (No. 333-32463)
Form S-8 (No. 333-50953)                Form S-8 (No. 333-56921)
Form S-8 (No. 333-58517)                Form S-8 (No. 333-61615)
Form S-8 (No. 333-65367)                Form S-8 (No. 333-69115)
Form S-8 (No. 333-70977)                Form S-8 (No. 333-81759)
Form S-8 (No. 333-30150)




/s/ PricewaterhouseCoopers LLP
----------------------------------
PricewaterhouseCoopers LLP


July 27, 2000
Philadelphia, Pennsylvania